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                                                                   Exhibit 10.23

                        SEPARATION AND RELEASE AGREEMENT

     THIS SEPARATION AND RELEASE AGREEMENT ("Agreement") is made this 26th day of August, 2005, effective as of the close of business August 26, 2005 ("Effective Date"), by and between Ameritrade Holding Corporation, and its successors and assigns (collectively, the "Company") and John P. Ricketts, Executive Vice President, Chief Operating Officer, Vice Chairman and Corporate Secretary, his heirs, representatives, affiliates, successors and assigns (collectively the "Employee").

                                   WITNESSETH:

     WHEREAS, Employee and the Company are parties to an Employment Agreement dated September 9, 2002, (the "Employment Agreement") pursuant to which Employee is employed by the Company; and

     WHEREAS, the Company and Employee agree that the Employee's employment under the Employment Agreement shall terminate without cause as of close of business on August 26, 2005; and

     WHEREAS, the Company recognizes Employee's longstanding, unique and valuable contributions made over his 12 years of loyal service to the Company; and

     WHEREAS, as a condition precedent to Employee receiving certain of the severance benefits enumerated in the Employment Agreement, Employee and Company agreed to execute this Agreement.

     NOW, THEREFORE, in consideration of the covenants undertaken in this Agreement, including the release contained herein, the parties agree as follows:

     1. Severance Payments In full and complete satisfaction of Employee's claims under the Employment Agreement, including, but not limited to, salary, vacation, bonus, stock options, severance, change in control payments, incentive pay, sick pay, benefits, holiday, out placement services and other compensation of any kind, and exclusively in consideration of services provided by Employee as part of his employment and as consideration for the promises contained in this Agreement, including but not limited to the release set forth in paragraph 6 herein, upon the later to occur of (a) expiration of the seven (7) day revocation period explained in Section 15 below, or (b) the Effective Date ("Expiration Date") and subject to Employee's compliance with the terms of this Agreement, the Company agrees to provide Employee with the following payments and benefits, as reiterated below for convenience:

               a. The Company shall pay Employee an amount of one-million-five-hundred-thousand dollars ($1,500,000), in a lump sum on September 9, 2005 (from which all


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                    applicable federal, state, and local taxes shall be
                    withheld; and

               b. A prorated Management Incentive Plan bonus (the "Prorated MIP") payable at the same time as would have been received if the Employee had not terminated employment, on or about October 31, 2005. The Prorated MIP shall be calculated based upon the following formula: Actual full year calculated bonus (the "Actual 2005 MIP Bonus") multiplied by the number of days employed during fiscal year 2005 divided by the total number of days in fiscal year 2005. This calculation is Actual 2005 MIP Bonus x (336 / 371), representing 90.57% of Actual 2005 MIP Bonus;

               c. Employee shall receive payment of his accrued but unused paid time off (the "PTO") balance, payable on September 9, 2005;

               d. If the Employee or any of his dependents are participating in medical and dental coverage under any Company group medical or dental plan, the Company will pay the employer premium costs of the coverage (the "Employer Premium") for twelve (12) months from September 1, 2005 through August 31, 2006 (the "Covered Period"). Employee will pay the employee portion of monthly premiums (the "Employee Premium") by remitting a check payable to the Company by the tenth (10th) of each month, commencing in September 2005 in the amount of three-hundred-forty-nine dollars and forty-six cents ($349.46) for medical and thirty-six dollars and seventy-two cents ($36.72) for dental coverage. Employee Premium may be adjusted as rates change for all employees (the "New Rates") and Company will notify Employee of such rate change. Company will pay to the Employee an amount equal to monthly Employee Premiums, subject to New Rates as applicable and grossed up for taxes at supplemental withholding rates on the first regularly scheduled payroll dates of each month during the Covered Period. To the extent Employee is eligible for medical or dental coverage under another plan (the "Other Coverage"), Employee will immediately notify Company and Company will cease Company medical or dental coverage coincident with the end of the calendar month Employee is eligible for Other Coverage. To the extent


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                    that Employee is not eligible for Other Coverage, at the end of the Covered Period, Employee shall be eligible for COBRA continuation coverage (as described in Section 4980B of the Internal Revenue Code of 1986, as amended).

               e. Employee's Company stock options shall be governed by the terms of the respective stock option agreements and the applicable plan document.

          Except as provided herein, Employee will be entitled to no other or further compensation, remuneration, payments or benefits of any kind, including but not limited to bonuses, paid time off hours, profit sharing and/or 401(k) plan Company contributions, insurances and other salary continuation benefits. However, nothing in this Agreement is intended to divest Employee of any vested rights, if any, in a Profit Sharing and/or 401(k) plan.

     2. Assignment of Claims. In consideration of the payments and benefits to Employee in Section 1 herein, and Employee's execution of this Agreement, and as an express condition of this Agreement, Employee hereby represents and warrants that, up through the date on which this Agreement is executed by the parties, he has not assigned or transferred, and he will not after such date assign or transfer, (a) any claims against the Company, (b) any rights that he may have had to assert compulsory or permissive counterclaims against the Company, or
          (c) any rights that he has or may have to aforesaid payments and benefits.

     3. Return of Property. Employee hereby agrees that, within ten (10) calendar days after the Effective Date, he shall turn over to the Company all company equipment and property, including but not limited, to computers, printers, and related equipment, cell phones, pagers, Company Credit cards, and keys, as well as originals and copies of notes, correspondence, memoranda, records, documents, computer disks and files, and all other information or products, no matter how produced or reproduced, pertaining to the business of the Company, its subsidiaries, affiliates, officers, and shareholders ("Company Materials"), it being hereby acknowledged that all of said items are the sole and exclusive property of the Company. Employee's signature on this Agreement shall serve as a representation and warranty that Employee has not retained any originals or copies of Company Materials.

     4. Non-Compete and Confidentiality. As an inducement for the Company to enter into this Agreement and in furtherance of the terms of the


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          Employment Agreement, Employee expressly agrees that he provides unique and specialized services, skills and expertise to the Company, and that the Company hired him because of the unique and specialized services, skills and expertise he is able to provide. Employee further expressly agrees that he has been given access to Confidential Information and trade secrets of the Company and Ameritrade and their subsidiaries (collectively "Ameritrade"). Accordingly, Employee acknowledges and reaffirms his obligations under the terms of Sections 4 and 5 of the Employment Agreement through the Effective Date and for a 12 month period thereafter ("Restricted Period").

     5. Remedies for Breach The parties agree that it will be very difficult to determine damages caused to the Company should there be a breach by Employee of the provisions of this Agreement, including, but not limited to, Section 4, and therefore, in addition to any other rights or remedies afforded to the Company and not as a penalty, further agree that if a breach of any of the provisions of this Agreement or the Employment Agreement occurs (Forfeiture Event), Employee will immediately forfeit all severance payments and benefits paid or due to be paid under Section 1 above ("Forfeited Amount").

          Payment to the Company of any Forfeited Amount will be made by any or all of the following methods, at the sole discretion of the CEO of the Company to recoup the Forfeited Amount:

               i. The Company may subtract any Forfeited Amount from any payment payable to the Employee by the Company or any related entity after the Forfeiture Event, and/or

               ii. The Employee will pay to the Company any Forfeited Amount which is not repaid to the Company pursuant to paragraph i. above within 30 days of the Forfeiture Event.

     6. Release. Except for claims based upon a breach of this Agreement, in consideration of the promises contained in this Agreement and the payments set forth in Section 1 hereof, Employee hereby releases and forever discharges the Company, its subsidiaries and affiliates, and its officers, directors, shareholders, representatives, agents, predecessors, employees, successors and assigns (hereinafter collectively and individually the "Company Releasees") from and concerning any and all liabilities, rights, claims, demands, debts, dues, sums of money, accounts, attorney's fees, complaints, judgments, executions, actions and causes of action of any nature whatsoever, from the beginning of the world through the Effective Date, whether known or unknown, contingent or noncontingent, that Employee may now or in the future have against Company Releasees, including but not limited to any damages, harms, personal injuries or any


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          rights, claims, complaints or actions or causes of action which were or could have been asserted by Employee arising out of or related to his work for the Company or his separation therefrom, or not being hired by Ameritrade, or any other relationship with Company Releasees, or under any local, state, or federal human rights, civil rights, labor, employment, contract, tort or other laws including, but not limited to, those dealing with employment discrimination, including Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Worker Adjustment and Retraining Notification Act of 1988. This release is not intended to waive any rights or claims that may arise after the date Employee signs this Agreement. Employee agrees to hold Company harmless from any costs or expenses, including without limitation, attorney fees, if sued by Employee or Employee's assignee, with respect to any of the claims released in this section.

     7. Proceedings. Employee represents that he has not sued or commenced any proceeding, and except for claims based upon a breach of this Agreement, hereby covenants and agrees not to sue, file any grievances or arbitration or commence any other proceeding, administrative or judicial, against the Company or the Company Releasees, in any court of law or equity, or before any administrative agency, with respect to any matter arising from or relating to Employee's employment with the Company, his separation thereof, or otherwise.

     8. Non-Disparagement/Non-Disclosure. Employee shall not disparage or make negative, derogatory or defamatory statements about the Company, its business activities, or any of its directors, officers, employees, affiliates, agents, or representatives, or any of them, to the press, any person or business entity. The Company agrees that it shall not disparage or make negative, derogatory statements about the Employee. Disparagement shall in no event include statements of testimony provided pursuant to or in connection with legal regulatory matters. Employee agrees not to disclose the contents of this Agreement, unless required by law. This restriction will not apply to disclosure by Employee to members of immediate family or to legal, tax or financial advisors; provided that they are advised of this provision and Employee uses his best efforts to protect against any further disclosure by these persons.

     9. Termination Cause; No Reinstatement or Hire. The Company and the Employee acknowledge and agree that Employee's employment with the Company will end on August 26th, 2005. Employee agrees that by signing this Agreement and accepting the Severance Benefits that he is giving up any right that he has, or may have, to reapply for, be reinstated to, or to be hired for a position with the Company or any of the Company Releasees.


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     10.  Transition. The Employee agrees to use reasonable efforts to cooperate with the Company, for whatever period of time the Company deems reasonably necessary, to ensure a smooth transition of his duties, provided that such cooperation does not unduly interfere or conflict with his duties as an employee of any entity other than the Company and does not require Employee to incur any out of pocket cost or expense.

     11. Adequate Consideration. Employee expressly acknowledges that he has received adequate consideration in exchange for the release given in this Agreement, and the other obligations contained herein, and covenants that he will not in any way seek to challenge this Agreement on the grounds of lack of consideration.

     12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nebraska, without regard to the conflict of law provisions of any state or jurisdiction, to the extent not preempted by ERISA.

     13. Arbitration. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT (OR THE BREACH THEREOF) OR EMPLOYMENT OR CESSATION OF EMPLOYMENT BY COMPANY AND NOT OTHERWISE RELEASED, SHALL BE SETTLED BY FINAL, BINDING AND NONAPPEALABLE ARBITRATION. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PARAGRAPH 13, THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "ASSOCIATION") THEN IN EFFECT. THE ARBITRATOR CHOSEN BY THE PARTIES SHALL BE A FORMER JUDGE. ANY AND ALL PROCEEDINGS, HEARINGS, FINDINGS OR ANY OTHER RECORD OF A DISPUTE SO INVOLVED, INCLUDING BUT NOT LIMITED TO THE PARTIES TO THIS AGREEMENT AND ANY APPOINTED ARBITRATOR SHALL BE CONFIDENTIAL. Nothing in this paragraph shall be construed to limit the Company's ability to obtain equitable relief with respect to any matter or controversy arising from an alleged actual or threatened breach of paragraph 5 of this Agreement without first being required to arbitrate such matter or controversy.

     14. Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed to be an original for all purposes.

     15. Acknowledgement. Employee acknowledges that he has carefully read and fully understands the terms and provisions of this Agreement; that he is legally competent, and capable of signing this Agreement; that he has been cautioned to consult with an attorney prior to signing this Agreement; and that sufficient opportunity had been made available to him to consult with an attorney to consider the terms of this Agreement and that he has availed himself of that right. Employee further acknowledges that he has not relied upon any oral representation or statement by the Company or its representation or statement by the Company or its representatives, which is


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          not set forth in this Agreement. Employee shall have the right to revoke this Agreement at any time up to seven (7) days following his execution of the Agreement. This Agreement shall not be enforceable or effective until after the seven-day revocation period has expired.

     16. Cooperation. Employee agrees to cooperate fully with Company in any matters that may have or may result in a proceeding or legal claim against the Company, and of which Employee may have knowledge as a result of his employment. This requires Employee, without limitation to (1) make himself available upon reasonable request to provide information and assistance to the Company on such matters without additional compensation, except for reimbursement of your out-of-pocket costs, and (2) notify the Company promptly or any requests to him for information related to any pending or potential legal claim or litigation involving the Company, reviewing any such request with a designated representative of the Company prior to disclosing any such information, and permitting the representative of the Company to be present during any communication of such information. Notwithstanding anything to the contrary, the Company's obligation to reimburse Employee for costs will not apply to any proceeding in which Employee or his interests are, in whole or in part, as determined by the Company, adverse to those of the Company, or if such proceeding involves, in whole or in part, Employee's breach or alleged breach of his obligations under this Agreement or the violation of any obligation which Employee owed to the Company during the course of or in connection with employment by the Company.

     17. Entire Agreement. This Agreement, the Employment Agreement through the Effective Date and the surviving provisions of the Employment Agreement after the Effective Date constitute the entire understanding of the parties, supersedes all prior oral or written agreements, and cannot be modified in nor any of its conditions waived, except by a writing signed by both parties. No agreements or representations, oral or otherwise, expressed or implied, with respect to the subject matter hereof have been made by any party, which are not set forth expressly in this Agreement. To the extent of any inconsistency between the terms of this Agreement and the terms of the Employment Agreement, the terms of this Agreement will control.

     18. Section 409A of the Code. The Company and the Employee agree to work together in good faith to consider, as applicable, (i) any amendment to this Agreement or (ii) any revisions to the manner of any payment of benefits under this Agreement, which may be necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A of the Code and any temporary or final Treasury Regulations and Internal Revenue Service guidance thereunder.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.

                                        AMERITRADE HOLDING CORPORATION


Date: 8/26/05                           By: /S/ JOSEPH H. MOGLIA
                                            ------------------------------------
                                        Name: Joseph H. Moglia
                                        Title: CEO


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                       ACKNOWLEDGMENTS AND CERTIFICATIONS:

YOU ACKNOWLEDGE AND CERTIFY THAT YOU:

     (A) HAVE READ AND UNDERSTAND ALL OF THE TERMS OF THIS AGREEMENT AND DO NOT RELY ON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT;

     (B) UNDERSTAND THAT THIS AGREEMENT SPECIFICALLY APPLIES TO ANY RIGHTS OR CLAIMS YOU MAY HAVE AGAINST AMERITRADE OR ANY RELEASED PARTY UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED;

     (C) UNDERSTAND THAT THIS AGREEMENT DOES NOT PURPORT TO WAIVE RIGHTS OR CLAIMS THAT MAY ARISE FROM ACTS OR EVENTS OCCURRING AFTER THE DATE THAT THIS AGREEMENT IS EXECUTED BY YOU;

     (D)  HAVE HAD A REASONABLE PERIOD OF TIME TO CONSIDER THIS AGREEMENT;

     (E)  ARE SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY;

     (F) HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT;

     (G) HAVE THE RIGHT TO CONSIDER THE TERMS OF THIS AGREEMENT FOR 45 DAYS AND IF YOU TAKE FEWER THAN 45 DAYS TO REVIEW THIS AGREEMENT, YOU HEREBY WAIVE ANY AND ALL RIGHTS TO THE BALANCE OF THE 45 DAY REVIEW PERIOD; AND

     (H) HAVE THE RIGHT TO REVOKE THIS AGREEMENT WITHIN SEVEN DAYS AFTER SIGNING IT (THE "REVOCATION PERIOD") AND THEREFORE THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EXPIRATION OF THE REVOCATION PERIOD. IF YOU CHOOSE TO REVOKE THIS AGREEMENT, YOU MUST DO SO BY NOTIFYING AMERITRADE IN WRITING DELIVERED TO

               AMERITRADE
               ATTN: KELLI EICKHOFF
               4211 S. 102ND STREET
               OMAHA, NE 68127

               IF YOU REVOKE THIS AGREEMENT DURING THIS SEVEN-DAY PERIOD, IT AT ONCE BECOMES NULL AND VOID IN ITS ENTIRETY.

THIS IS A LEGALLY ENFORCEABLE DOCUMENT.


Date: 8/26/05                           /S/ JOHN P. RICKETTS
                                        ----------------------------------------
                                        JOHN P. RICKETTS


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